Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items
72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

Evergreen Emerging Markets Growth Fund
	72DD		73A		74U        	74V
	Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV
Class A	1,703,853	 0.15		9,978,842	12.90
Class B	18,169		 0.01		1,559,779	11.51
Class C	167,163          0.03		4,967,135	11.44
Class I	2,472,045	0.20		10,579,796	13.42


Evergreen Global Large Cap Equity Fund
	72DD		73A		74U        	74V
	Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	1,243,626	0.21		5,136,370	10.44
Class B	0		0.00		316,487	  	9.60
Class C	67,335		0.07		889,000	  	9.54
Class I	38,189		0.27		101,757		10.78




Evergreen Global Opportunities Fund
	72DD		73A		74U     	74V
	Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	0		0		10,134,287	21.20
Class B	0		0		2,305,851	17.34
Class C	0		0		3,405,709	17.44
Class I	0		0		1,644,356	21.91




Evergreen International Equity Fund
	72DD		73A		74U        	74V
	Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	17,479,885	0.19		48,654,776	6.14
Class B	1,036,163	0.10		5,024,886	5.92
Class C	1,880,635	0.09		7,969,940	5.91
Class I	61,458,225	0.22		128,001,189	6.21
Class R	194,712		0.16		597,149		6.03




Evergreen Intrinsic World Equity Fund
	72DD		73A		74U        	74V
	Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	1,493,551	0.13		7,791,028	13.76
Class B	359		0.14		8,772		13.60
Class C	156		0.17		11,370		13.58
Class I	593,467		0.20		113,867		13.76


Evergreen Precious Metals Fund
	72DD		73A		74U        	74V
	Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A		0		0	8,316,202	33.15
Class B		0		0	1,304,377	31.25
Class C		0		0	4,160,824	31.02
Class I		0		0	459,992		33.07